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                                                                   EXHIBIT 9-30


                                SEVENTH AMENDMENT

                            364-DAY CREDIT AGREEMENT

         SEVENTH AMENDMENT (this "AMENDMENT"), dated as of August 26, 1999, to the 364-DAY CREDIT AGREEMENT dated as of September 1, 1993, as amended by the First Amendment, dated as of August 31, 1994, certain extension letters, each dated June 30, 1995, the Third Amendment, dated as of March 8, 1996, the Fourth Amendment dated as of August 29, 1996, the Fifth Amendment dated as of August 28, 1997 and the Sixth Amendment dated as of August 27, 1998, by and among RENAISSANCE ENERGY COMPANY, a Delaware corporation (the "BORROWER"), THE DETROIT EDISON COMPANY, a Michigan corporation (the "GUARANTOR"), the banks referred to therein (the "BANKS"), and BARCLAYS BANK PLC, New York Branch, as agent (the "AGENT") for the Banks (such Credit Agreement, as heretofore amended, being hereinafter referred to as the "EXISTING CREDIT AGREEMENT", and, as amended by this Amendment, as the "AMENDED CREDIT AGREEMENT" or the "CREDIT AGREEMENT").


                               W I T N E S S E T H

         WHEREAS, the Borrower, the Guarantor, the Banks and the Agent have previously entered into the Existing Credit Agreement; and

         WHEREAS, the Borrower, the Guarantor, the Banks and the Agent now wish to amend the Existing Credit Agreement to extend the Termination Date described therein and to effect certain other amendments to the Existing Credit Agreement;

         NOW THEREFORE, the Borrower, the Guarantor, the Banks and the Agent agree as follows (capitalized terms used but not defined in this Amendment having the meanings assigned them in the Existing Credit Agreement):

         SECTION 1. AMENDMENTS TO EXISTING CREDIT AGREEMENT

         (a) EXTENSION OF TERMINATION DATE. Effective as of the date hereof, and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Termination Date is hereby extended to August 24, 2000.

         (b) AMENDMENTS OF SECTION 1.01.


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         (i) The definitions of "Adjusted CD Rate," "Adjusted CD Rate Advance,"
"Adjusted CD Rate Reserve Percentage" and "CD Lending Office" in Section 1.01 of the Existing Agreement, and all references to those definitions appearing in the Existing Agreement, are hereby deleted in their entirety. Notwithstanding anything in the Existing Agreement to the contrary, upon the effectiveness of this Amendment no Advance shall bear interest at the Adjusted CD Rate.

         (ii) The definition of "Applicable Margin" in Section 1.01 of the Existing Agreement is hereby amended to read in its entirety as follows:

                  "APPLICABLE MARGIN" means for the Interest Period of a Eurodollar Rate Advance the percentage per annum set forth in the appropriate column below:

  ------------------------ -------------------- ------------------- -------------------- --------------------

     RATING LEVEL                 I                   II                  III                  IV
  ------------------------ -------------------- ------------------- -------------------- --------------------
      EURODOLLAR               0.375%               0.475%               0.50%               0.825%
     RATE ADVANCE
  ------------------------ -------------------- ------------------- -------------------- --------------------

                  provided, that the Applicable Margin will increase by (i) 0.125% at any time the aggregate Advances outstanding are equal to or greater than 33.33% but less than 66.66% of the aggregate Commitments, or (ii) 0.25% at any time the aggregate Advances outstanding are equal to or greater than 66.66% of the aggregate Commitments.

         (iii) The definition of "Rating Levels" in Section 1.01 of the Existing Agreement is hereby amended to read in its entirety as follows:

                  "RATING LEVELS" shall be determined with reference to the Guarantor's Senior Secured Indebtedness unsupported by letters of credit or similar credit enhancement facilities in accordance with the following:

                           "RATING LEVEL I" shall be deemed to be applicable if
                 the Guarantor's Senior Secured Indebtedness is rated A+ or higher by S&P and A1 or higher by Moody's.

                           "RATING LEVEL II" shall be deemed to be applicable if
                 the Guarantor's Senior Secured Indebtedness is rated BBB+ or higher by S&P and Baa1 or higher by Moody's and Rating Level I is not then applicable.


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                          "RATING LEVEL III" shall be deemed to be applicable
                 if (i) the Guarantor's Senior Secured Indebtedness is rated BBB- or higher by S&P and Baa3 or higher by Moody's and Rating Levels I and II are not then applicable.

                           "RATING LEVEL IV" shall be deemed to be applicable if
                  (i) the Guarantor's Senior Secured Indebtedness is rated BB+ or lower by S&P or Ba-1 or lower by Moody's or (ii) if the Guarantor's Senior Secured Indebtedness shall cease to be rated by either S&P or Moody's provided, however, that notwithstanding the foregoing, during any period in which the Guarantor's commercial paper unsupported by letters of credit or similar credit enhancement facilities is rated below A-2 by S&P or below P-2 by Moody's, or shall cease to be rated by either or both, Rating Level IV shall be deemed to be applicable. Any change in Rating Levels (and in any fees or interest payable hereunder based on Rating Levels) shall be effective as of the date on which S&P or Moody's, as the case may be, announces the applicable change in its rating of the Guarantor's Senior Secured Indebtedness or commercial paper. In the event of a split rating, the lower rating shall control.

         (c) AMENDMENT OF SECTION 2.03(B). The second sentence of Section 2.03(b) of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

         Each Bid Request may solicit bids for Bid Advances in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and for not more than three alternative maturity dates for such Bid Advances.

         (d) AMENDMENT OF SECTION 2.04(A). Section 2.04(a) of the Existing Agreement is hereby amended and restated to read in its entirety as follows:

                  (a) The Borrower agrees to pay to the Agent for the account of each Bank a facility fee on the full amount of such Bank's Commitment (whether used or unused) from the date hereof in the case of each Bank listed on the signature pages hereto, and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Bank pursuant to Section 9.07 hereof in the case of any other Bank, until the Termination Date or earlier termination of such Bank's Commitment pursuant to Section 2.05, payable on the basis of the actual number of days elapsed in a year of 365 or 366 days, on the last



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         Business Day of March, June, September and December in each year and on the Termination Date, at the rate per annum set forth below as determined in accordance with the then applicable Rating Level:


----------------------------- ------------------ ------------------ ----------------- -------------------

      RATING LEVEL                  I                 II                III                 IV
----------------------------- ------------------ ------------------ ----------------- -------------------
      FACILITY FEE               0.125%              0.15%             0.25%              0.425%
----------------------------- ------------------ ------------------ ----------------- -------------------

         (e) AMENDMENT TO SCHEDULE I - Schedule I of the Existing Agreement is hereby amended and restated to read in its entirety as set forth in Exhibit A hereto.

         SECTION 2. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of the date set forth above when, and only when, the Agent shall have received (in sufficient copies for each Bank) the following:

         (a) Counterparts of this Amendment executed by the Borrower, the Guarantor and all of the Banks.

         (b) Certified copies of the resolutions of the Board of Directors of the Borrower authorizing this Amendment and of all documents evidencing other necessary corporate action and governmental and regulatory approvals required to be obtained by it in connection therewith, certified by the Secretary or Assistant Secretary of the Borrower.

         (c) Certified copies of the resolutions of the Board of Directors of the Guarantor authorizing this Amendment and of all documents evidencing other necessary corporate action and governmental and regulatory approvals required to be obtained by it in connection therewith, certified by the Secretary or Assistant Secretary of the Guarantor.

         (d) A favorable opinion of counsel to the Borrower, to the effect set forth in Annex I to this Amendment and as to such other matters relating to the transactions contemplated hereby as any Bank through the Agent may reasonably request.

         (e) A favorable opinion of the General Counsel of the Guarantor, to the effect set forth in Annex II to this Amendment and as to such other matters relating to the transactions contemplated hereby as any Bank through the Agent may reasonably request.

         (f) Evidence satisfactory to the Agent and its counsel that the Guarantor has extended, through the Termination Date as extended hereby, the Guarantee set forth in Section 6.02 of the Existing Agreement.


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         (g) Evidence satisfactory to the Agent and its counsel that the
Guarantor has extended, through the Termination Date as extended hereby, the Guarantee set forth in Section 6.02 of the Multi-Year Credit Agreement, dated as of September 1, 1993, as amended, among the Borrower, the Guarantor, the banks party thereto and the Agent.

         (h) Evidence that the "Expiration Date" of the Heat Purchase Contract has been extended to August 24, 2000.

         (i) Such other instruments, opinions or documents as any Bank through the Agent may reasonably request.

         SECTION 3. REPRESENTATIONS AND WARRANTIES. Each of the Borrower and the Guarantor represents and warrants, as to itself only, as follows:

         (a) The execution and delivery by it of this Amendment, and the performance by it of the Amended Credit Agreement and the other Financing Documents to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate or other similar action, and do not and will not contravene (i) its charter or by-laws, as the case may be, or any law or legal restriction or (ii) any contractual restriction binding on or affecting it or its properties;

         (b) This Amendment has been duly executed and delivered by it, and, assuming the due execution and delivery by the Banks pursuant to due authority of this Amendment, this Amendment, the Amended Credit Agreement and the other Financing Documents to which it is a party are its legal, valid and binding obligations, enforceable against it in accordance with their respective terms; subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally;

         (c) No consent, license, order, authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by it of this Amendment;

         (d) Its representations and warranties contained in Section 4.01 (in the case of the Borrower) or Section 4.02 (in the case of the Guarantor) of the Existing Credit Agreement are true and correct in all material respects on and as of the date of this Amendment, as though made on and as of such date;

         (e) No event in respect of it has occurred and is continuing, which constitutes an Event of Default or a Default; and


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         (f) In the case of the Guarantor: (i) the FERC Authorization is in full force and effect and (ii) without regard to any further extension thereof, the FERC Authorization as presently in effect is sufficient to authorize: (A) the creation, validity and performance of the Guarantee described in Section 6.01 of the Amended Credit Agreement in respect of each Advance made on or prior to the Termination Date, as extended by this Amendment, (B) the Guarantor to perform its obligations under the Credit Agreement and the other Financing Documents in respect of each such Advance and the corresponding Guarantee, and (C) the Guarantor to extend through the Termination Date as extended hereby the Guarantee set forth in Section 6.02 of the Credit Agreement and to perform its obligations thereunder.

         SECTION 4. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. (a) Upon the effectiveness of this Amendment in accordance with Section 2 hereof, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Existing Credit Agreement, and each reference in the Notes and the other Financing Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Existing Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.

         (b) Except as specifically amended above, the Credit Agreement and all other Financing Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Agent under any of the Financing Documents, nor constitute a waiver of any provision of any of the Financing Documents.

         SECTION 5. COSTS AND EXPENSES. The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent and the Banks as to their respective rights and responsibilities hereunder and thereunder.

         SECTION 6. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         SECTION 7. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.


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                                                                             S-7

           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written,

                             RENAISSANCE ENERGY COMPANY



                             By__________________________________
                                Title:


                             THE DETROIT EDISON COMPANY,
                                as Guarantor



                             By__________________________________
                                Title:





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                                                                             S-8


                             BARCLAYS BANK PLC,
                                NEW YORK BRANCH,
                                as Agent and as Bank



                             By__________________________________
                                Title:



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                                                                             S-9

                             BANK HAPOALIM, B.M.



                             By__________________________________
                                Title:




                             By__________________________________
                                Title:


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                                                                            S-10
                             THE BANK OF NEW YORK



                             By__________________________________
                                Title:





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                                                                            S-11

                             THE BANK OF NOVA SCOTIA


                             By__________________________________
                                Title:


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                                                                            S-12


                             THE CHASE MANHATTAN BANK



                             By__________________________________
                                Title:




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                                                                            S-13
                             CITIBANK, N.A.



                             By__________________________________
                                Title:




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                                                                            S-14


                             COMERICA BANK



                             By__________________________________
                                Title:




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                                                                            S-15


                             THE FIRST NATIONAL BANK OF CHICAGO



                             By__________________________________
                                Title:




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                                                                            S-16

                             THE FUJI BANK, LIMITED



                             By__________________________________
                                Title:




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                                                                            S-17

                             THE INDUSTRIAL BANK OF JAPAN



                             By__________________________________
                                Title:




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                                                                            S-18

                             KEYBANK NATIONAL ASSOCIATION



                             By__________________________________
                                Title:

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                                                                            S-19

                           THE NORTHERN TRUST COMPANY



                             By__________________________________
                                Title:




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                                                                            S-20

                             SOCIETE GENERALE



                             By__________________________________
                                Title:



                             By__________________________________
                                Title:



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                                                                            S-21

                             UNION BANK OF CALIFORNIA, N.A.



                             By__________________________________
                                Title:

                                                                         ANNEX I

                  [SCOPE OF OPINION OF COUNSEL TO THE BORROWER]

The Opinion of Counsel to the Borrower referred to in Section 2(d) of this Amendment shall re-affirm, as of the date of this Amendment, the opinions expressed in the opinion of such counsel previously delivered pursuant to
Section 3.01(m) of the Existing Credit Agreement, except that, for purposes of such re-affirmation, (i) the "Transaction Documents" shall be stated to include this Amendment and (ii) references in such opinions to the "Credit Agreement" shall be stated to refer to the Amended Credit Agreement.


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                                                                        ANNEX II

                 [SCOPE OF OPINION OF COUNSEL TO THE GUARANTOR]

The Opinion of Counsel to the Guarantor referred to in Section 2(e) of this Amendment shall be to the effect that:

         (a) The execution and delivery by the Guarantor of this Amendment, and the performance by the Guarantor of the Amended Credit Agreement and the other Financing Documents to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate or other similar action, and do not and will not contravene (i) its charter or by-laws, as the case may be, or any law or legal restriction or (ii) any contractual restriction binding on or affecting it or its properties;

         (b) This Amendment has been duly executed and delivered by it, and, assuming the due execution and delivery by the Banks pursuant to due authority of this Amendment, this Amendment, the Amended Credit Agreement and the other Financing Documents to which the Guarantor is a party are the Guarantor's legal, valid and binding obligations, enforceable against the Guarantor in accordance with their respective terms; subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally;

         (c) No consent, license, order, authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by the Guarantor of this Amendment;

         (ii)(i) the FERC Authorization is in full force and effect, and without regard to any further extension thereof, the FERC Authorization as presently in effect is sufficient to authorize: (A) the creation, validity and performance of the Guarantee described in Section 6.01 of the Amended Credit Agreement in respect of each Advance made on or prior to the Termination Date, as extended by this Amendment, (B) the Guarantor to perform its obligations under the Credit Agreement and the other Financing Documents in respect of each such Advance and the corresponding Guarantee, and (C) the Guarantor to extend through the Termination Date as extended by this Amendment the Guarantee set forth in
Section 6.02 of the Credit Agreement and to perform its obligations thereunder;

AND such opinion of counsel to the Guarantor shall re-affirm, as of the date of this Amendment, the opinions expressed in paragraphs 1, 4, 5 and 6 of the opinion of such counsel previously delivered pursuant to Section 3.01(n) of the Existing Credit Agreement.